EXHIBIT 10.1

MERGER AGREEMENT

This MERGER AGREEMENT (this “Agreement”) is entered into as of May 21, 2009 by and between ESCALA GROUP, INC., a Delaware corporation (“Escala”), and SPECTRUM GROUP INTERNATIONAL, INC., a Delaware corporation (“SGI”).

WHEREAS, Escala is a corporation duly organized and validly existing under the laws of the State of Delaware having at the date hereof authorized capital stock of 40,000,000 shares of common stock, par value $0.01 per share (“Escala Common Stock”);

WHEREAS, SGI is a corporation duly organized and existing under the laws of the State of Delaware having at the date hereof authorized capital stock of one (1) share of common stock, par value $0.01 per share (“SGI Common Stock”), of which one (1) share is issued and outstanding and held by Escala as of the date of this Agreement; and

WHEREAS, SGI desires to merge with and into Escala, with Escala continuing as the surviving corporation in such merger, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware.

NOW THEREFORE, the parties hereby agree as follows:

ARTICLE 1
PRINCIPAL TERMS OF THE MERGER

1.1  Merger.  At the Effective Time (as defined below), SGI will merge with and into Escala (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).  The separate existence of SGI will thereupon cease and Escala will be the surviving corporation (in that capacity, the “Surviving Corporation”) and will continue its corporate existence under the laws of the State of Delaware.

1.2  Effective Time.  The Merger will become effective upon the date on which a certificate of ownership and merger is filed by Escala with the Secretary of State of the State of Delaware pursuant to Section 253 of the DGCL (that date, the “Effective Time”).

1.3  Effects of the Merger.  At the Effective Time, the Merger will have the effects specified in the DGCL and this Agreement.

1.4  Certificate of Incorporation.  At the Effective Time, the Certificate of Incorporation of Escala as in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with its terms and as provided by the DGCL.

1.5  By-laws.  At the Effective Time, the By-laws of Escala as in effect immediately prior to the Effective Time will become the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the DGCL.

1.6  Name of Surviving Corporation.  At the Effective Time, the name of the Surviving Corporation will be changed to “Spectrum Group International, Inc.”.

1.7  Directors and Officers.  At the Effective Time, the directors and officers of Escala in office at the Effective Time will retain their positions as the directors and officers, respectively, of the Surviving Corporation, each of those directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed or until his or her earlier death, incompetency or removal.

ARTICLE 2
CANCELLATION OF STOCK

2.1  Cancellation.  At the Effective Time, the one (1) share of SGI Common Stock issued and outstanding immediately prior to the Effective Time and held by Escala will be canceled without any consideration being issued or paid therefor.

ARTICLE 3
CONDITIONS

Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

3.1  Approval.  This Agreement and the Merger shall have been adopted and approved by each of Escala and SGI in the manner provided by Section 253 of the DGCL.

3.2  Third Party Consents.  The parties hereto shall have received all required consents to the Merger.

ARTICLE 4
MISCELLANEOUS

4.1  Amendment.  This Agreement may be amended, in whole or in part, at any time prior to the Effective Time with the mutual written consent of Escala and SGI to the full extent permitted under applicable law.

4.2  Termination.  This Agreement may be terminated at any time prior to the Effective Time by either Escala or SGI, without any action of the stockholders of Escala or SGI, notwithstanding the approval of this Agreement by the stockholders or the board of directors of either Escala or SGI.

4.3  Further Assurances.  Each party hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement, the Merger and the other transactions contemplated hereby, and each party hereto shall cooperate with the other in connection with the foregoing.

4.4  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered to be an original instrument.

4.5  Governing Law.  This agreement is governed by the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Agreement as of the date stated in the introductory clause hereof.

SPECTRUM GROUP INTERNATIONAL, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	Executive Vice President

ESCALA GROUP, INC.

By:	/s/ Carol Meltzer
Name:	Carol Meltzer
Title:	Chief Administrative Officer and General Counsel